                                                                   Exhibit 10.43


         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                         MANAGEMENT SERVICES AGREEMENT


                                 INTRODUCTION

AGREEMENT is entered into on May 15, 1998 between ICT Group Inc. ("ICT"), 800 Town Center Drive, Langhorne, PA, 19047-1748 and Cellular Express, Inc., d/b/a Boston Communications Group ("Client"), 100 Sylvan Road, Suite 100, Woburn, MA 01801.


                                  BACKGROUND

ICT is in the business of providing call center services to the business community. ICT and Client desire to enter into this Agreement pursuant to which, ICT will furnish client with a call center in accordance with the terms and conditions of the Agreement.


                             TERMS AND CONDITIONS

SECTION 1.  SERVICE

1.1 Included Services. In consideration of the payment by Client to ICT of the amounts due under this Agreement, ICT agrees that it will furnish the Client with the specific Scope of Services described in Exhibit "A".

1.2 Supplemental Services. ICT may provide Supplemental Services, subject to the availability and expertise of ICT personnel, at such additional cost for such Supplemental Services as agreed by both parties. Any Supplemental Services shall be provided in accordance with the terms and conditions of this Agreement and shall be pursuant to an approved Service Enhancement Request (see Section
10).

SECTION 2.  CERTAIN CLIENT OBLIGATIONS

2.1 Upon ICT's reasonable request, Client agrees to make its personnel, including appropriate professional personnel, administrative personnel and other employees, reasonably available for consultation at mutually convenient times in order to assist ICT to perform its own obligations under this Agreement.

Confidential - Management Service Agreement -

SECTION 3.  TERM

3.1 Subject to the events of termination of Section 14, the initial term of this Agreement shall commence on August 1, 1998 (Effective Date) and continue until August 1, 2003.

3.2 This Agreement shall automatically renew for a period of one (1) year unless prior written notification is provided to either party 180 days prior to expiration of this Agreement or any renewal thereof.

SECTION 4.  QUALITY ASSURANCE

4.1 ICT agrees to use its best efforts at all times to provide prompt and efficient service.

SECTION 5.  CONFIDENTIALITY

5.1 ICT agrees that confidential information, so marked by Client, is the property of the Client and that it will keep the information in a confidential fashion and shall not disclose the same to any third party except as may be provided elsewhere in this Agreement. All confidential material including lists, scripts, product literature, etc., will be returned to the Client, as requested, at the conclusion of this Agreement.

5.2 ICT further agrees that it shall use the confidential information only as required to perform the services it is contracted to perform in connection with this Agreement.

5.3 ICT further agrees that it shall limit the dissemination of the confidential information within its own organization to such individuals whose duties justify their need to know such information, and then only provided that there is a clear understanding by such individuals of their need to maintain the confidential and proprietary nature of such information and to restrict its uses to the purposes specified herein.

5.4 Neither party shall have any liability to the other hereunder for disclosures made pursuant to subpoena or court order, provided that the receiving party has notified the non-receiving party of any such demands for disclosure prior to disclosing such information to provide non-receiving party an opportunity to challenge such demand. If Client desires to resist disclosure for any reason, Client will defend such actions at Client's expense.

5.5 The terms of this Section shall survive the termination of this Agreement for any reason.

Confidential - Management Service Agreement - 2

SECTION 6.  WARRANTEES

6.1 ICT represents and warrants to Client that ICT has and will continue to maintain all necessary licenses, permits or approvals required under this Agreement in each and every jurisdiction having authority over the services ICT performs under this Agreement, and that they will perform this agreement in compliance with all local, state, federal and international laws and regulations.

6.2 ICT agrees to conduct its services on behalf of Client in accordance with all applicable federal, state and local laws governing advertising, marketing practice and the transaction of business via mail, telephone and all other forms involving the use of print or broadcast media. These include, but are not limited to, the laws and regulations of the United States Postal Service, Federal Communications Commission, Federal Trade Commission and the Federal Reserve Board.

SECTION 7.  INDEMNIFICATION

7.1 The undersigned Client does hereby indemnify, defend, and save harmless ICT and its subsidiaries, affiliates, shareholders, officers, directors and employees from any and all loss or liability arising from any and all complaints, claims or legal actions, in any way resulting from any Client products, and Client shall assume full responsibility for, and handling of, any such complaint, claim or legal action as well as for payment of all expenses, costs, counsel fees, judgment and/or settlements thereby incurred, except to the extent that such complaint, claim or legal action, costs, counsel fees, judgment or settlements result from or arise out of an act of commission or omission by ICT, its agents and/or its employees. ICT shall notify Client promptly of any complaint, claim or legal actions and shall cooperate in any defense. ICT agrees that Client shall have sole control over such defense, including but not limited to retaining counsel and all offers of settlement.

7.2 ICT does hereby indemnify, defend, and save harmless Client and its subsidiaries, affiliates, shareholders, officers, directors and employees from any and all loss or liability arising from any and all complaints, claims or legal actions, which may result or arise out of ICT's performance under this Agreement, and ICT shall assume full responsibility for, and handling of, any such complaint, claim or legal action as well as for payment of all expenses, costs, counsel fees, judgment and/or settlements thereby incurred, except to the extent that such complaint, claim or legal action, costs, counsel fees, judgment or settlements result from or arise out of an act of commission or omission by Client, its agents and/or its employees. Client shall notify ICT promptly of any complaint, claim or legal actions and shall cooperate in any defense. Client agrees that ICT shall have sole control over such defense, including but not limited to retaining counsel and all offers of settlement.

Confidential - Management Service Agreement - 3

SECTION 8.  LIMITATION OF LIABILITY

8.1 NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY HEREUNDER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOST PROFITS, LOST FUTURE EARNINGS, LOST ECONOMIC ADVANTAGE) ARISING FROM OR RELATING TO ANY DELAY, PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY, AND EACH PARTY HEREBY WAIVES AND RELEASES ANY SUCH CLAIMS FOR SUCH DAMAGES AGAINST THE OTHER PARTY.

SECTION 9.  FINANCIAL TERMS

Pricing is based on the complexity, duration, type and volume of services required. Specific prices for the program are included in Exhibit C attached hereto.

9.1 For the Included Services and related expenses, ICT will invoice Client thirty (30) days prior to the due date, and Client will pay ICT the amounts set forth in the Pricing Schedule Exhibit "C" on the first business day of each month during the term of this Agreement.

9.2 Supplemental Services shall be invoiced monthly as such Supplemental Services are provided.

9.3 All amounts under this Agreement shall be due thirty (30) days from the date of invoice. Without waiving any other right, balances of any kind (other than disputed charges) past due in excess of thirty (30) days shall bear interest at the lesser of Prime Rate plus three (3%) percent or the highest rate permitted by law. The term "Prime Rate" means interest at a fluctuating rate per annum which at all times shall be the lowest rate of interest generally charged from time to time (determined as of the first business day of each week, which rate shall remain in effect until the first business day of the immediately succeeding week) by Summit Bancorp, Princeton, New Jersey, and publicly announced as its so-called "prime rate".

9.4 ICT will at the annual anniversary date calculate any increases in charges for equipment maintenance, insurance and facility Common Area Maintenance and
Real Estate Taxes cover by this agreement.   ICT will bill the Client these
annual increase for payment as outlined in Section 9.1.

9.5 The obligation of Client to pay for services rendered in accordance with the terms and conditions of this Agreement shall survive the termination of this Agreement for any reason.

Confidential - Management Service Agreement - 4

SECTION 10.  SERVICE ENHANCEMENT REQUEST

10.1 Client may request changes to, modifications of, and work in addition to that identified pursuant to Exhibit "A" by submitting a written Service Enhancement Request to ICT from time to time during the term of this Agreement. ICT shall have the right to accept or reject the Client's Service Enhancement Request, in its sole discretion. Upon the approval of a Service Enhancement Request by ICT, the amount to be paid ICT under this Agreement and the time of performance shall be adjusted as specified in the Service Enhancement Request. All such work shall be executed under the terms and conditions specified in this Agreement and all approved Service Enhancement Requests will be appended to this Agreement in Exhibit "D".

SECTION 11.  COOPERATION

11.1 The parties acknowledge and agree that performance under this Agreement will require the continued definition and setting of priorities, the balancing of competing tasks and schedules, and the adjustment of priorities over different tasks and different schedules. The parties will periodically define in writing, and mutually agree the activities, schedules, and deliverables and relative priorities with respect thereto, during the term of this Agreement.

SECTION 12.  RIGHT USE NAME

12.1 Each party hereby grants to the other party the right to use the other party's name in government filings without the necessity of obtaining the other party's approval for such use. Neither party will use the other party's name in a press release or other public announcement without the other party's prior written consent, such consent not to be unreasonably withheld or delayed.

SECTION 13.  ASSIGNMENT

13.1 This Agreement shall not be assigned by either the Client or ICT without the express prior written consent of the other party, such consent not to be unreasonably withheld or delayed, and this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

SECTION 14.  TERMINATION

14.1  This Agreement may be terminated:

     a) By either party, to the extent permitted under applicable law, if the other ceases to function as a going concern, becomes insolvent, makes an assignment for the benefit of creditors, files a petition on bankruptcy, permits a petition in the bankruptcy to be filed against it and such

Confidential - Management Service Agreement - 5 petition is not dismissed within sixty (60) days of filing, or admits in writing its inability to pay its debts as they mature, or if a receiver is appointed over a substantial part of its assets;

     b) By either party by reason of any other material breach of this Agreement by other party which breach has not been remedied or cured after at least (90) days written notice delivered by the aggrieved party to the other party;

          (I) By ICT for Client's failure to pay any amounts or other charges within thirty (30) days from the payment due date, it being understood by ICT that Client may elect to make payment to ICT with an express reservation of rights to assure continued performance by ICT under this Agreement pending resolution of any disputes.

          (II) By Client for ICT's failure to meet the performance standards provided in Exhibit "A"

14.2  If Client terminates this Agreement for any reason, other than provided in section 3.2 or section 14.1, Client will:

     a)  Assume the De Land facility lease for the balance of the 5 year term/1/

     b)  With respect to the Initial 100 Workstations:
         --------------------------------------------












--------------------------
/1/ This presumes that lessor will; (i) permit Client to assume the equipment & facility lease and; (ii) release ICT from further obligation.

Confidential - Management Service Agreement - 6

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



          (1) Assume the equipment lease [amortized at 5 years with fair market value buyout at the end]/2/
          (2)  Pay ICT to Buyout the Initial 100 Workstations as follows:

               Workstations are Non-Cancelable during the first 12 Months - Client is responsible for the charges associated with 100 stations.

                Buyout Charge for termination during    [**]
                Month 13 - Month 24:
                Buyout Charge for termination during    [**]
                Month 25 - Month 36:
                Buyout Charge for termination during    [**]
                Month 37 - Month 48:
                Buyout Charge for termination during    [**]
                Month 49 - Month 60:


c)    With respect to Additional Workstations:
      ----------------------------------------

          (1) Assume the equipment lease [amortized at 5 years with fair market value buyout at the end]/3/ beginning on the date of the installation of such equipment

          (2)  Pay ICT to Buyout Additional Workstations as follows:

               Workstations are Non-Cancelable during the first 12 Months - Client is responsible for the charges associated with such Additional Workstations beginning on the date of the installation of such equipment.


               Buyout Charge for termination during    [**]/Workstation
               Month 13 - Month 24:
               Buyout Charge for termination during    [**]/Workstation
               Month 25 - Month 36:


-----------------------

 /2/

 /3/

Confidential - Management Service Agreement - 7

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


               Buyout Charge for termination during    [**]/Workstation
               Month 37 - Month 48
               Buyout Charge for termination during    [**]/Workstation
               Month 49 - Month 60:

     d) Pay ICT all amounts due (subject to monthly minimums, if applicable) through the date of termination for properly completed services received by Client in accordance with the Scope of Services in Exhibit "A"; plus,

     e) Pay ICT for all un-amortized, unpaid expenses, not covered under Section 14.2a, b, c and/or d, incurred on behalf of Client through the date of termination including, but not limited to, applicable systems costs, third party services, etc.

SECTION 15.  INFORMAL DISPUTE RESOLUTION

15. Prior to the initiation of arbitration pursuant to Section 16, the parties shall first attempt to resolve their dispute informally as follows:

     a) Upon the written request of a Party, each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

     b) The designated representatives shall meet as often as they reasonably deem necessary for each Party to gather and furnish to the other all information with respect to the matter in issue which Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without necessity of any formal proceeding.

     c) During the course of discussion, all reasonable requests made by one Party to another for non-privileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other's position.

     d) The specific format for the discussions shall be left to the discretion of the designated representatives, but may include the preparation of agreed-upon statements of fact or written statements of position.

Confidential - Management Service Agreement - 8

     e) Arbitration for the resolution of a dispute shall not be commenced until the earlier of:

          (i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

          (ii thirty (30) days after the initial written request to appoint a designated representative pursuant to Paragraph (i) above (this period shall be deemed to run notwithstanding any claim that the process described in this Section X1.(a) was not followed).

15. This Section 15 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, litigation earlier than prescribed in Subparagraph 15.1 to (i) avoid the application of any applicable limitations period, (ii) preserve a superior position with respect to other creditors, or
(iii) seek immediate injunctive relief.

SECTION 16.  ARBITRATION

16.1 Differences between the Client and ICT on which an Agreement cannot be reached will be decided by arbitration. The arbitrators will determine the interpretation of the Agreement in accordance with usual business and insurance practices rather than strict technicalities.

16.2 Any arbitration shall be conducted in accordance with the rules of the American Arbitration Association.

16.3 Either party may serve upon the other party by certified mail a written demand that the claim, dispute or controversy, be arbitrated, specifying in reasonable detail the nature of the dispute or claim to be submitted to arbitration. The demand, which shall be effective upon receipt, shall be made within a reasonable time after the claim, dispute or controversy has arisen. In no event shall the demand for arbitration be made more than one year after the claim or cause of action arises.

16.4 Within thirty (30) days after service of a demand for arbitration, the parties shall agree upon three (3) arbitrators. These arbitrators must have no past or present relationship with the parties to this Agreement. One of the arbitrators is to be appointed by Client and one by ICT and these two arbitrators will select a third. If the two are unable to agree on a third within thirty (30) days, the choice will be left to the American Arbitration Association (Philadelphia Office). The rules governing the procedure of any arbitration hereunder shall be in accordance with the rules provided by the American Arbitration Association.

Confidential - Management Service Agreement - 9

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



16.5 All arbitration hearings shall be held in Philadelphia, Pennsylvania. Judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof.

16.6 The arbitrators are not bound by rules of law. Their decision will be by majority vote and no appeal will be taken from it.

16.7 The cost of the arbitration will be borne evenly by each party unless the arbitrators decide otherwise.

SECTION 17.  RELATIONSHIP

17.1 Nothing contained herein shall be construed to create the relationship of employer and employee between ICT and Client or between Client and any of ICT's employees or agents. It is the express intent of the parties hereto that ICT is not an employee of Client for any purpose, but is an independent contractor for all purposes and in all situations. ICT and ICT's employees shall not represent that they are employees of Client, nor shall they in any manner hold themselves out to be employees of Client.

17.2 Neither party shall have the right to enter into any Agreement or commitment in the name of or on the behalf of the other, or to bind the other in any respect whatsoever, unless specifically authorized in writing by the other.

SECTION 18.  INSURANCE

18.1 ICT, at its expense, shall secure and maintain at all times during the period of performance of this Agreement, insurance as set forth in Section 18.3 below.

18.2 Upon receipt of Client's written request for Certification of Insurance, ICT shall provide Client with Certificates of Insurance with respect to the insurance maintained by ICT as provided in Section 18.3 below.

18.3 ICT agrees to maintain comprehensive general liability insurance in the following minimum amounts: Bodily Injury and Loss of Life --[**] per occurrence and aggregate; Workers Compensation-Statutory Limits as required by Labor Code of the State of Pennsylvania. ICT shall insure all contents of the call center (except Client provided equipment) at full replacement value.


Confidential - Management Service Agreement - 10

SECTION 19.  GOVERNING LAW

19.1 This Agreement shall be construed in all respects under the laws of the Commonwealth of Pennsylvania. If any part of this Agreement shall be held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part or parts found to be void or unenforceable.

SECTION 20.  GENERAL

20.1 Modifications. This Agreement can only be modified by a written Agreement duly signed by the persons authorized to sign agreements on behalf of ICT and of Client.

20.2 Severability of Provisions. If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or be impaired thereby.

20.3 Limitations. No action, other than an action for non-payment, regardless of form arising out of this Agreement may be brought by either party hereto more than two (2) years after the cause of action has arisen.

20.4 Waivers. A waiver of a breach or default under this Agreement shall not be a waiver of any other or subsequent breach or default. The failure or delay by either party in enforcing compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition unless such term or condition is expressly waived in writing.

20.5 Force Majeure. Either party's failure to perform any of its obligations hereunder, except for the obligation to pay monies when due hereunder, shall be excused and shall not give rise to any claims for damages to the extent it is caused by an event or occurrence beyond the reasonable control of such party including, but not limited to, war, embargoes, government restrictions, riots, severe weather or storms, floods, earthquakes, natural disasters, or other Acts of God, strikes, power failures, power interruptions, nuclear or other civil or military emergencies, or telecommunications or equipment failures or interruptions caused by suppliers.

20.6 Captions. Captions contained in this Agreement are for reference purposes only and do not constitute part of this Agreement.

20.7 Notices. All notices which are required to be given or submitted pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, to the address set forth below or to such other address as



Confidential - Management Service Agreement - 11

ICT or Client may from time to time designate by written notice delivered in accordance with this Section.


ADDRESS FOR NOTICES TO CLIENT:             ADDRESS FOR NOTICES TO ICT:
------------------------------             ---------------------------

Boston Communications Group, Inc.          ICT Group, Inc.
100 Sylvan Road, Suite 100                 800 Town Center Drive
Woburn, MA  01801                          Langhorne, PA  19047
Attention:   General Counsel               Attention:   Chief Financial Officer

20.8 Authority: Each party represents that it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of it has been properly authorized and empowered to enter into this Agreement.

SECTION 21.  ENTIRE AGREEMENT

The parties acknowledge that this Agreement is the complete and exclusive statement between the parties and no change or modification shall be made except in writing.


CELLULAR EXPRESS, INC., D/B/A BOSTON      ICT GROUP, INC.
COMMUNICATIONS GROUP


Accepted by:   Jerry Confer               Accepted by:  Carle E. Smith
            -----------------------                   ---------------------
Title:  Vice President/GM                 Title:  Sr. Vice President
      -----------------------------             ---------------------------
Signature:                                Signature:
          -------------------------                 -----------------------
Date:                                     Date:
     ------------------------------            ----------------------------




Confidential - Management Service Agreement - 12

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                  EXHIBIT "A"
                               SCOPE OF SERVICES
                                      for
           CELLULAR EXPRESS, INC. D/B/A BOSTON COMMUNICATIONS GROUP
           --------------------------------------------------------

OVERVIEW:
--------

ICT will supply Client with a turnkey call center for a 60 month term, consisting initially of 100 seats, expandable to 150 seats within the initial space allocation, and expansion up to 300 seats or more [with a minimum initial step of 50 seats] if Client elects to add the additional 15,000 square feet of space.

The center will occupy dedicated space within ICT's De Land, Florida facility and will include the following:


FACILITY LEASE:............  Initial allocation is 15,000 sq. ft. space.
---------------              Client will have the right to add an
                             additional 15,000 sq. ft. to the initial
                             15,000 sq. ft..  Client must notify ICT, in
                             writing, 60 days prior to the first
                             anniversary of this agreement, if Client
                             decides to add the additional 15,000 sq.
                             ft.
 ...........................  If Client elects to add the space but not equip additional workstations for that
                             space, the space will remain as raw
                             space and Client will pay to ICT [**] per
                             month for this space commencing on the
                             first anniversary date of this agreement.
 ...........................  If Client elects to add the space equipped with workstations, then the
                             monthly charge for the additional space
                             will be equal to: [**] X the number of
                             workstations added /100. If more than 100 stations are added, there will be no charge for the additional space. Client will be charged for the workstations at the prices specified in Exhibit "C".


Confidential - Management Service Agreement - 13

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Astersks denote omissions.


STATION RAMP UP:...........  ICT will ramp delivery of the initial 100
----------------             workstations in accordance with the
                             following schedule:

       Delivery Timeframe                     Total Stations Installed
       ------------------                     ------------------------
            Month 1                                     [**]
            Month 2                                     [**]
            Month 3                                     [**]

FURNISHINGS:...............  Fully furnished managers office,
------------                 conference room, break room and 1 or 2
                             training rooms [per each 15,000 sq. ft.
                             with floorplan and station layout by
                             mutual agreement].  Copier (Model OCE
                             2050),  Fax machine (Pitney Bowes
                             9640), Agent / Supervisor chairs,
                             workstations e/w drawers [see attached
                             Illustration #3 & #4] and/or desks, etc.

CENTER WIRING:.............  Each workstation equipped with 1 Data
--------------               Jack [category 5 wiring] and 1 Voice
                             Jack [category 3 wiring].

ADMIN. PHONE SYSTEM:.......  Panasonic KX-T336 (or equivalent - see
--------------------         attached brochure) Key system to
                             support 20- 25 stations. Optional 4 port voice mail.

ACD:.......................  An Aspect CallCenter ACD sufficient to
---- serve the aggregate number of seats in use by Client [see K. Piza spec dated 4/29/98 which is attached], station & trunk cards as required. ACD
                             Management software, 2 hour service
                             response time provided by Aspect, etc.


Confidential - Management Service Agreement - 14

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


AGENT WORKSTATIONS:.........  Client will provide the equipment.  ICT
-------------------           will setup and connect the equipment.

SUPERVISOR WORKSTATION:.....  Client will provide the equipment.  ICT
-----------------------       will setup and connect the equipment.
                              ICT  will provide Aspect Administrative
                              station software and installation.

DATA NETWORK:...............  [**]
-------------
                              Client will supply the NT
                              Administrative server.

MAINTENANCE & INSURANCE:....  Coverage for ACD,  Office Equipment
------------------------      and all other contents (except Client
                              provided equipment) at full replacement
                              value.

SYSTEM SUPPORT: [OPTIONAL]..  Team of 2 system technicians with
---------------               manager support.

QA SUPPORT: [OPTIONAL]......  Team of 4 QA monitors feedback to
-----------                   CSR's and Client managers.







Confidential - Management Service Agreement - 15

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                  EXHIBIT "C"
                                   PRICING_
                                      for
           CELLULAR EXPRESS, INC. D/B/A BOSTON COMMUNICATIONS GROUP
           --------------------------------------------------------

CALL CENTER ONLY - no staff
----------------

PER WORKSTATION PER MONTH
-------------------------

INITIAL 100 WORKSTATIONS                                     [**]
------------------------
IV.      Refer to Note 1
V.       Rate includes cleaning service, utilities and taxes

ADDITIONAL WORKSTATIONS   [over 100]                         [**]
-----------------------
VI.      Refer to Notes 1 & 4
VII.     Rate includes cleaning service, utilities and taxes

PC CONFIGURATION                                             PROVIDED BY CLIENT
----------------
VIII.    Refer to Note 2

ACD SYSTEM CONFIGURATION                                     INCLUDED
------------------------
IX.      Refer to Note 3
X.       Upgrade to 200R

ADDITIONAL SERVICES:
--------------------

ADMIN. PHONE SYSTEM OPTIONS                                  BILLED AT COST
---------------------------
XI.      Example:  4 port voice mail

SYSTEMS SUPPORT - per month                                  [**]
---------------------------
XII.     Refer to Note 1

QA SUPPORT - per month                                       [**]
----------------------
XIII.    Refer to Note 1




Confidential - Management Service Agreement - 16

NOTES:
------
XIV.  Supplied as outlined within Exhibit "A" - Scope of
      Services
XV. Client will provide Agent and Supervisor workstations and Network servers.
XVI.  As outlined by K. Piza in "Aspect Equipment and
      Feature List" dated 4/29/98
XVII. Termination provisions are described in Section
      14.2 of the Management Services Agreement.












Confidential - Management Service Agreement - 17

                                  EXHIBIT "D"
                     APPROVED SERVICE ENHANCEMENT REQUESTS
                                      for
           CELLULAR EXPRESS, INC. D/B/A BOSTON COMMUNICATIONS GROUP
           --------------------------------------------------------



                                [To be provided]












Confidential - Management Service Agreement - 18